                                                                     EXHIBIT (C)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1994-A Monthly Statement

Distribution Date: January 18, 2000            Month Ending:  December 31, 1999

Pursuant to the Series Supplement dated as of December 20, 1994 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in 1994-A on this Distribution Date (per $1000 of Class Initial Investor Interest)
     ------------------------------------------------------------------------------------------------------------------------

     Series  1994-A                                                      Total            Interest         Principal
         Class A      30 days at 6.488847180%                        $5.407372650      $5.407372650      $0.000000000

2.   Principal Receivables at the end of December, 1999
     --------------------------------------------------
 (a) Aggregate Investor Interest                        $20,255,427,000.00

     Seller Interest                                     $8,837,169,563.52

     Total Master Trust                                 $29,092,596,563.52

 (b) Group One Investor Interest                        $17,705,427,000.00

 (c) Group Two Investor Interest                         $2,550,000,000.00

 (d) Series 1994-A Investor Interest                     $2,550,000,000.00

 (e) Class A Investor Interest                           $2,550,000,000.00

     Class B Investor Interest                                       $0.00

3.   Allocation of Receivables Collected During December, 1999
     ---------------------------------------------------------

                                                       Finance Charge         Principal      Yield Collections /
                                                        Collections           Collections      Additional Funds
 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation.                   $323,025,172.51      $3,172,440,020.10            $0.00

     Seller Allocation:                               $115,453,076.77      $1,133,868,172.28            $0.00

 (b) Group One Allocation                             $282,358,507.26      $2,773,051,466.80            $0.00

 (c) Group Two Allocation                              $40,666,665.25        $399,388,553.30            $0.00

 (d) Series 1994-A Allocations                         $40,666,665.25        $399,388,553.30            $0.00

 (e) Class A Allocations                               $40,666,665.25        $399,388,553.30            $0.00

     Class B Allocations                                        $0.00                  $0.00            $0.00

 (f) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of December, 1999                                                   15.43%

 (g) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of December, 1999                                                    1.57%

 (h) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of December, 1999                                                   17.00%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                     Deposits into the  Deficit Amount
                      SPFAs on this       on this                SPFA       Investment
                     Distribution Date  Distribution Date       Balance      Income
     Series 1994-A           $0.00                0.00            $0.00         $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                            Total Payments
                          Amount Paid on this      Deficit Amount            through this
                           Distribution Date    on this Distribution Date   Distribution Date
     Series 1994-A                 $0.00            $0.00                           $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                         Deposits into the SIFA
                                         on this Distribution Date      SIFA Balance
     Series 1994-A                                $13,788,800.26            $0.00

7.   Pool Factors for December, 1999
     -------------------------------

     Class A                                                 1.00000000

     Class B                                                 0.00000000

8.   Investor Charged-Off Amount
     ---------------------------

                                                           Cumulative Investor
                                  This Distribution Date   Charged-Off Amount
 (a) Group One                           $100,919,269.87            $0.00

 (b) Group Two                            $14,534,891.15            $0.00

 (c) Series 1994-A                        $14,534,891.15            $0.00

 (d) Class A                              $14,534,891.15            $0.00

     Class B                                       $0.00            $0.00

 (e) As an annualized percentage of
     Principal Receivables at the
     beginning of December, 1999                    6.84%             N/A

9.   Investor Losses on this Distribution Date
     -----------------------------------------
                                                           Per $1000 of original
                                                 Total       invested Principal
 (a) Group One                                     $0.00          $0.00

 (b) Group Two                                     $0.00          $0.00

 (c) Series 1994-A                                 $0.00          $0.00

 (d) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses on this Distribution Date
     ----------------------------------------------------------
                                                           Per $1000 of original
                                                 Total       invested Principal
 (a) Group One                                     $0.00          $0.00

 (b) Group Two                                     $0.00          $0.00

 (c) Series 1994-A                                 $0.00          $0.00

 (d) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------
                                                           Per $1000 of original
                                                 Total       invested Principal
 (a) Group One                                     $0.00          $0.00

 (b) Group Two                                     $0.00          $0.00

 (c) Series 1994-A                                 $0.00          $0.00

 (d) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------
 (a) Group One                                            $29,509,044.98

 (b) Group Two                                             $4,250,000.00

 (c) Series 1994-A                                         $4,250,000.00

 (d) Class A                                               $4,250,000.00

     Class B                                                       $0.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                           As a percentage of
                                                 Total   Class A Invested Amount
     Series 1994-A Class B                        $0.00         0.0000%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                         Shared Amount     Class B Amount
 (a) Maximum Amount                      $204,000,000.00            $0.00

 (b) Available Amount                    $204,000,000.00            $0.00

 (c) Amount of Drawings on Credit Enhancement
       on this Distribution Date                   $0.00            $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                      $131,953.78

15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of December, 1999      $29,506,499,630.35

                                                              Delinquent Amount     Percentage of Ending
     Payment Status                                             Ending Balance     Receivables Outstanding
     30-59 days                                                  $749,929,874.73         2.54%

     60-179 days                                               $1,301,777,894.74         4.41%

16.  Excess Spread Percentages on this Distribution Date(1)
     ------------------------------------------------------
 (a) Group One (2)                                3.34%

 (b) Group Two (2)                                3.75%

 (c) Series 1994-A (3)                            3.75%

17.  Net Charge-Offs on this Distribution Date(4)
     --------------------------------------------
     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of December, 1999                   6.11%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President


(1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance or the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of
      (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)),
      (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1994-A Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of December 20, 1994 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1994-A Master Trust Certificates for the Distribution Date occurring on January 18, 2000:

 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during December, 1999
     is equal to                                                                                               $4,744,786,441.66

 4.  The aggregate amount of Class A Principal Collections processed during
     December, 1999 is equal to                                                                                  $399,388,553.30

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during December, 1999 is equal to                                                                            $40,666,665.25

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during December, 1999 is equal to                                                            $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     Date is equal to                                                                                                      $0.00

 7.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                 $13,788,800.26

 8. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                                            $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                                      $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                                        $0.00

 9. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 18th day of January, 2000.

                           GREENWOOD TRUST COMPANY
                              as Master Servicer

                           By:
                              -------------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer